EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13G and any and all further amendments thereto, with respect to the shares of common stock, par value $0.001 per share, of CapsoVision, Inc. and that this agreement be included as an Exhibit to such filing. It is understood and agreed that the joint filing of the Schedule 13G shall not be construed as an admission that the persons named herein constitute a group for purposes of Regulation 13D-G of the Exchange Act. This agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of October 29, 2025.

CID GREATER CHINA VENTURE CAPITAL FUND III, L.P.

By:	/s/ Ching Yi Chang
Name: Ching Yi Chang Title: Director

CID VENTURE CAPITAL GENERAL PARTNER III, LIMITED

By:	/s/ Ching Yi Chang
Name: Ching Yi Chang Title: Director

ALTENZA INTERNATIONAL LIMITED

By:	/s/ Ching Yi Chang
Name: Ching Yi Chang Title: Director

By:	/s/ Ching Yi Chang
Name: Ching Yi Chang

By:	/s/ Chih Cheng Chang
Name: Chih Cheng Chang